EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Snocone Systems Inc. on Amendment No. 2 to Form 10-SB of our Auditors' Report, dated January 11, 2002, on the balance sheets of Snocone Systems Inc. as at December 31, 2001 and 2000, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2001, and for the period from inception on October 12, 2000 to December 31, 2000.

In addition, we consent to the reference to us under the heading "Interest of Named Experts and Counsel" in such Registration Statement.




Vancouver,  Canada     "Morgan  &  Company"

April  9,  2002     Chartered  Accountants